UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2022

TCG BDC II, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-01248	81- 5320146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01	Entry into a Material Definitive Agreement

At the special meeting of stockholders (the “Special Meeting”) of TCG BDC II, Inc. (the “Company”) held on January 21, 2022, the Company received stockholder approval to amend and restate the existing investment advisory agreement, dated as of June 26, 2017 (the “Existing Advisory Agreement”), by and between the Company and Carlyle Global Credit Investment Management L.L.C. (the “Adviser”).

On January 21, 2022, following the receipt of stockholder approval at the Special Meeting, the Company entered into an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) with the Adviser. By entering into the Amended Advisory Agreement, the Company amended the Existing Advisory Agreement to, among other things: (i) change the calculation of the income-based incentive fee by reducing the income-based incentive fee rate to 12.5% from 15.0% and by reducing the “hurdle rate” to 1.25% (5.0% annualized) from 1.75% (7.0% annualized); (ii) reduce the capital gains incentive fee rate to 12.5% from 15.0%; and (iii) change the calculation of the annual base management fee to 1.00% of the Company’s net asset value as of the end of the immediately preceding calendar quarter (as adjusted for capital called, dividends reinvested, distributions paid and issuer share repurchases made during the current calendar quarter) from 1.00% of the Company’s average capital under management.

The terms of the Amended Advisory Agreement are effective immediately; provided however, that the changes to the calculation of the income-based incentive fee will become effective for the calendar quarter ending June 30, 2022. The Amended Advisory Agreement will continue in effect until January 21, 2024 and, unless terminated earlier, will renew automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of the Company’s Board of Directors (the “Board”) and by the vote of a majority of members of the Board who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Company.

A more fulsome description of the Amended Advisory Agreement is set forth in “Proposal II: The Advisory Agreement Amendment Proposal” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 23, 2021.

The foregoing description is only a summary of the material provisions of the Amended Advisory Agreement and is qualified in its entirety by reference to a copy of the Amended Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 21, 2022, the Company held the Special Meeting, where the Company’s stockholders voted on the following two proposals:

1.	to convert the Company from a finite life, private business development company (“BDC”) with no interim liquidity to a private BDC with a perpetual life and a regular quarterly liquidity program by:

●	extending indefinitely the Company’s finite term, which was scheduled to end at the close of business on November 9, 2025;

●	extending indefinitely the Company’s finite investment period, which was scheduled to end at the close of business on September 11, 2022; and

●	permitting the Company to accept new subscriptions for its common stock in a new continuous private offering (collectively, the “Extension Proposal”); and

2.	to approve the Amended Advisory Agreement (the “Advisory Agreement Amendment Proposal”)

As of November 24, 2021, the record date for the Special Meeting, there were 53,895,009 shares of the Company’s common stock outstanding and entitled to vote. 37,361,289 shares of the Company’s common stock were present or represented at the Special Meeting, constituting a quorum.

 The final voting results for each of the proposals submitted to a vote of stockholders at the Special Meeting are set forth below. Each proposal was approved by the requisite vote.

Proposal 1. To approve the Extension Proposal:
For	Against	Abstain	Broker Non-Votes
36,338,206	790,526	232,557	—

Proposal 2. To approve the Advisory Agreement Amendment Proposal:
For	Against	Abstain	Broker Non-Votes
36,448,116	544,406	368,767	—

Item 7.01	Regulation FD Disclosure

On January 25, 2022, the Company issued a press release to announce the voting results at the Special Meeting. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Amended and Restated Investment Advisory Agreement, dated January 21, 2022, by and between TCG BDC II, Inc. and Carlyle Global Credit Investment Management L.L.C.

99.1	Press Release dated January 25, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC II, Inc.

By:	/s/ Joshua Lefkowitz
Name:	Joshua Lefkowitz
Title:	Secretary

Date: January 25, 2022